Exhibit 10.23

DIGITAL MUSIC DOWNLOAD SALES AGREEMENT

This Agreement is by and between APPLE and COMPANY, as identified in the Cover Sheet attached hereto and is entered into as of the date this Agreement is signed by both APPLE and COMPANY (the “Effective Date”).

WHEREAS, APPLE desires to sell permanent downloads of COMPANY’S sound recordings;

WHEREAS, COMPANY is willing to allow the sale of permanent downloads of certain COMPANY sound recordings in exchange for APPLE’s obligations herein;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, APPLE and COMPANY (“Parties”) hereby agree as follows:

1.	Definitions.

The following terms shall have the following meanings for purposes of this Agreement:

(a)	“Content File” means each digital file containing a single-track sound recording or multi-track album of COMPANY Content, applicable Artwork (if any), parental advisory notices (if any), copyright notices (if any), videos (if any, provided by COMPANY and used by APPLE at COMPANY’S discretion), and associated metadata, e.g., core track data and editorial content data (if any).

(b)	“Content Usage Rules” means the usage rules applicable to sound recordings in the form of eMasters available on the Online Store that specify the terms under which an eMaster may be used, as set forth in Exhibit A attached hereto, and which may be modified by APPLE from time to time, subject to prior written approval by COMPANY (such approval or disapproval not to be unreasonably delayed) in the event of a material change to such usage rules.

(c)	“Security Solution” means the APPLE proprietary content protection system in effect as of the Effective Date used to protect eMasters sold on the Online Store pursuant to this Agreement, which content protection system shall be no less protective than, and the same as, the protection system used to protect any third party sound recording sold on the Online Store, and which may be modified by APPLE from time to time, subject to prior written approval by COMPANY (such approval not to be unreasonably withheld, delayed or conditioned) in the event of a material change to such content protection system such that eMasters are being protected less than before.

(d)	“eMaster” or “eMasters” means copies of COMPANY Content in digital form and having the Security Solution, which APPLE may sell on the Online Store pursuant to the terms and conditions of this Agreement.

(e)	“Device” means any digital player device or cellular phone having the Security Solution that can receive music files from another device or network connection, by any means, for playback of such music files.

(f)	“Fulfillment Activities” means sales activities relating to the sale and delivery of eMasters, provided by COMPANY, pursuant to the terms and conditions of this Agreement.

(g)	“Term” means the period beginning on the Effective Date of this Agreement and ending on the first day of the calendar quarter following the third anniversary of the Effective Date.

(h)	“Territory” means the United States, its territories and possessions, and Canada, its territories and possessions; and any other country or territory where COMPANY authorizes APPLE in writing hereunder, as the case may be.

(i)	“Online Store” means an electronic store and its storefronts branded, and owned and/or controlled by APPLE.

(j)	“COMPANY Content” means sound recordings owned or controlled by COMPANY that are provided by or on behalf of COMPANY, and in which COMPANY has cleared the necessary rights to authorize electronic sales and sound recording performances by APPLE pursuant to the terms of this Agreement, including but not limited to sound recordings in the form of (i) single-track sound recordings, and (ii) multi-track albums. Any sound recordings that are provided by or on behalf of COMPANY to APPLE are owned or controlled by COMPANY and have been cleared by COMPANY as described in the prior sentence.

(k)	“Artwork” means album cover artwork and any other artwork relating to COMPANY Content that COMPANY has cleared for use by APPLE in accordance with Section 2 below. Any artwork that is provided by or on behalf of COMPANY to APPLE will be deemed to have been cleared by COMPANY as described in the prior sentence.

2.	Authorization.

(a)	Subject to the terms of this Agreement, COMPANY hereby appoints APPLE as a reseller of eMasters. Accordingly, COMPANY hereby grants a non-exclusive right to APPLE, during the Term, to:

i.	reproduce and convert COMPANY Content delivered by COMPANY or by COMPANY’S representative designated by COMPANY in writing into eMasters;

ii.	perform and make thirty (30) second clips of the COMPANY Content available by streaming (“Clips”) to promote the sale of applicable eMasters on the Online Store, which Clips, if not provided by COMPANY, may be created by APPLE by using the first thirty (30) seconds of the applicable COMPANY Content;

iii.	promote, sell, distribute, and electronically fulfill and deliver eMasters and associated metadata to purchasers via the Online Store;

iv.	display and electronically fulfill and deliver Artwork for personal use solely in conjunction with the applicable purchased eMaster; and

v.	use COMPANY Content, Artwork and metadata as may be reasonably necessary or desirable for APPLE to exercise APPLE’s rights under the terms of this Agreement.

(b)	APPLE shall not be authorized to exploit COMPANY Content or Artwork in any manner or form not expressly authorized herein. Nothing in this Agreement shall be construed to prevent COMPANY from marketing or selling COMPANY Content or Artwork by any means. Nothing herein shall obligate APPLE to actually exercise its rights under this Agreement.

(c)	Except for a special circumstance, such as an exclusive, limited-time, one-off promotion for a particular COMPANY sound recording, or for a reason beyond COMPANY’S control, COMPANY shall otherwise make all eMasters available to APPLE hereunder for sale on the Online Store in both a so-called “single” format and in a multi-track “album” format. APPLE may sell eMasters on the Online Store in the format that APPLE believes most favorably furthers the commercial purpose of this Agreement and otherwise in accordance with APPLE’s then-current Online Store business practices.

(d)	Except as set forth in Section 2(a)(ii) or elsewhere herein, APPLE will not edit, change or alter any of the COMPANY Content or Artwork without COMPANY’S prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), provided that APPLE may modify metadata as reasonably necessary to correct errors or to append sub-genres or like information for artist and track categories.

(e)	APPLE shall not pledge, mortgage or otherwise encumber any part of the COMPANY Content, eMasters, or Artwork.

3.	COMPANY Obligations.

(a)	COMPANY shall use commercially reasonable efforts to promptly obtain clearances in the Territory for all sound recordings under its control, and related artwork, in order to enable sales of eMasters by APPLE hereunder.

(b)	Content Files must be [*].

(c)	COMPANY shall use commercially reasonable efforts to electronically deliver, at COMPANY’S expense, properly encoded Content Files to APPLE using a secure FTP site address provided by APPLE to COMPANY from time to time, or other delivery means as may be reasonably requested by APPLE.

(d)	COMPANY, or a third party designated by COMPANY in writing and approved by APPLE, shall commence delivery of Content Files as soon as reasonably possible after the Effective Date, and for just cleared COMPANY Content or new releases, no later than when COMPANY first makes such COMPANY Content publicly available by any means (e.g., radio play, “street date,” etc).

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.	Royalties.

COMPANY shall be responsible for and timely pay: (i) all record royalties to artists, producers, and other record royalty participants from sales of eMasters, (ii) all mechanical royalties payable to publishers of copyrighted musical compositions embodied in eMasters from sales of eMasters, (iii) all payments that may be required under collective bargaining agreements applicable to COMPANY or third parties other than APPLE, and (iv) any other royalties, fees and/or sums payable with respect to the sound recordings, Artwork, metadata and other materials provided by COMPANY and/or APPLE’s use thereof hereunder.

5.	Wholesale Price.

APPLE shall pay COMPANY the wholesale price for eMasters sold by APPLE hereunder, as set forth in Exhibit B attached hereto. COMPANY shall not increase the wholesale price of any particular eMaster during the Term. Apple reserves the right to determine the retail price in its discretion.

6.	APPLE Obligations.

(a)	APPLE shall condition sale and delivery of eMasters upon an end user’s acknowledgement of terms of use for such eMasters (“Terms of Use”), which Terms of Use shall be no less restrictive than the Content Usage Rules, and shall state that the sale of eMasters does not transfer to purchaser any commercial or promotional use rights in the eMasters.

(b)	Subject to Section 4, APPLE shall be responsible for all costs associated with APPLE’s Fulfillment Activities.

(c)	If there is a change of circumstance during the Term as a result of which COMPANY reasonably believes that it does not have, or no longer has, the rights necessary to authorize APPLE to use any COMPANY Content or Artwork as provided for herein, or COMPANY reasonably believes that APPLE’s continued sale of any COMPANY Content or Artwork will substantially harm COMPANY’s relations, or violates the terms of any of COMPANY’S agreements, with any applicable copyright owner, artist, producer or distributor, then COMPANY shall have the right to withdraw, upon written notice to APPLE’s designated representative, authorization for the sale of such COMPANY Content or Artwork. Following such withdrawal, APPLE shall cease to offer such COMPANY Content or Artwork for sale within three (3) business days after APPLE’s receipt of such notice of withdrawal, and COMPANY shall use commercially reasonable efforts to clear such withdrawn COMPANY Content or Artwork and shall promptly notify APPLE if and when such COMPANY Content has been cleared and is again authorized for sale by APPLE through the Online Store. COMPANY shall not withdraw COMPANY Content if such COMPANY Content is still being made available by COMPANY to any other provider of digital downloads.

7.	Parental Advisory.

If COMPANY provides a parental advisory warning about a particular sound recording in the Content File, APPLE shall conspicuously display such parental advisory when other information about such recording is displayed. COMPANY shall be responsible for determining parental advisory warning status.

8.	Payment and Reports.

(a)	APPLE shall remit payment to COMPANY for the sale of eMasters in accordance with the following: (i) the “sale” of each eMaster shall occur when such eMaster is successfully delivered by APPLE to an end user; (ii) payments shall accrue at the time that such eMaster is sold; and (iii) for each eMaster sold, APPLE shall pay to COMPANY an amount equal to the wholesale price for the applicable eMaster (collectively “eMaster Proceeds”).

(b)	APPLE will compute eMaster Proceeds payable to COMPANY after the end of [*], and will send COMPANY a [*] eMaster Proceeds statement in accordance with Apple’s standard business practices. The eMaster Proceeds statement shall be accompanied with payment in the amount of eMaster Proceeds due within [*] after the end of each such calendar month. Such payment shall constitute full consideration for all rights granted and obligations undertaken by COMPANY hereunder.

9.	Names and Likenesses; Promotional Use and Opportunities.

(a)	APPLE may use the names and likenesses of, and biographical material concerning, any eMaster artists, bands, producers and/or Songwriters, as well as track and/or album name, and Artwork, in any APPLE marketing materials for the sale, promotion and advertising of the applicable eMaster which is offered for sale on the Online Store under the terms of this Agreement (e.g., an artist or band name and likeness may be used in an informational fashion, such as textual displays or other informational passages, to identify and represent authorship, production credits, and performances of the applicable artist or band in connection with the authorized exploitation of applicable eMasters). Further written approval of COMPANY shall be required if any artist’s name is otherwise used as an endorsement of APPLE, the Online Store, or APPLE’S products.

(b)	APPLE shall have the unrestricted right to market, promote and advertise the Online Store and sound recordings available for purchase on the Online Store as it determines in its discretion. Without limiting the foregoing, APPLE shall have the right to determine which sound recordings, irrespective of any particular record company or label affiliation, would best further the commercial purpose of the Online Store, and to promote such sound recordings more than others.

10.	Copyright Notices; Ownership.

(a)	COMPANY may provide a copyright notice (which shall be not more than 21 characters in length) for applicable COMPANY Content and associated Artwork in the Content File, in which case APPLE shall include such copyright notice in a manner that can be viewed prior to purchase of such eMaster. APPLE shall not knowingly defeat, impair or alter any watermark in COMPANY Content, including any related Artwork or materials delivered by COMPANY hereunder.

(b)

As between the Parties, all right, title and interest in and to (i) the COMPANY Content, (ii) the eMasters, excluding the Security Solution, (iii) the Clips, (iv) all copyrights and equivalent rights embodied therein, and (v) all materials furnished by COMPANY, except as to any rights of APPLE (whether pre-existing or under this Agreement), shall remain the property of COMPANY, it being understood

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that under no circumstances shall APPLE have any lesser rights than it would have as a member of the public.

11.	Press Release.

Without limiting the provisions of Section 16, COMPANY shall not make or issue any public statement or press release regarding this Agreement or its subject matter without prior written approval from APPLE.

12.	Data Protection.

(a)	APPLE shall use the Security Solution, which shall be no less protective of Company Content than any other security solution provided by APPLE for any other sound recordings on the Online Store. If the Security Solution is compromised such that eMasters have been unencrypted and are being widely used without restriction, having an adverse material effect on the commercial intent of this Agreement, [*]. The foregoing shall constitute APPLE’s sole obligation and COMPANY’s sole remedy from APPLE in the event of such a security breach.

(b)	Despite anything to the contrary, in the event that APPLE receives notice of a security breach of the servers or network components that store COMPANY Content or Artwork on the Online Store such that unauthorized access to COMPANY Content or Artwork becomes available via the Online Store, [*], which shall be APPLE’s sole obligation and COMPANY’s sole remedy from APPLE in the event of such a security breach.

(c)	COMPANY Content in APPLE’s control or possession shall reside solely on a network server, workstation or equivalent device owned or controlled by APPLE or its contractors, located in the U.S.A. (for that portion of the Territory within the U.S. and Canada), and shall be secured with restricted access.

13.	Record-Keeping and Audit.

(a)	APPLE shall maintain and keep complete and accurate books and records concerning the amounts payable to COMPANY arising from transactions relating to APPLE’s sale of [*].

(b)

Upon reasonable advance written notice [*], during the Term and [*] (the “Audit Period”), COMPANY, at COMPANY’s sole expense, may appoint an independent certified public accountant not then engaged in any audit of APPLE or COMPANY to audit applicable books and records of APPLE at APPLE’S principal place of business in the U.S.A. for the sole purpose of verifying the

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amounts due from APPLE to COMPANY hereunder. Such audit shall take place during regular business hours, and shall not occur more than once during any twelve (12) month period. The certified public accountant shall not be engaged on a contingency-fee basis and must sign and deliver to APPLE a confidentiality agreement in a form acceptable to APPLE that protects APPLE’S confidential information no less than the terms of this Agreement and no less than COMPANY protects its own similar information. COMPANY may audit information contained in a particular statement only once, and no audit shall be allowed or conducted for a period spanning less than six (6) months.

(c)	COMPANY shall be deemed to have consented to all accountings rendered by APPLE hereunder, and said accountings shall be binding upon COMPANY and shall not be subject to any objection by COMPANY for any reason unless specific objections are provided to APPLE in writing during the Audit Period. COMPANY agrees that APPLE’S books and records contain “Confidential Information” (as defined below).

14.	Termination and Effect of Termination.

(a)	Either party shall have the right to terminate this Agreement prior to the expiration of the Term in the event that the other party (i) becomes insolvent, (ii) files a petition in bankruptcy, (iii) makes an assignment for the benefit of creditors, or (iv) breaches any material representation, obligation or covenant contained herein, unless such breach is cured prospectively, no later than thirty (30) days from the date of receipt of notice of such breach, or if not able to be so cured, then resolved to the other party’s satisfaction, not to be unreasonably withheld.

(b)	Sections 1, 4, 6b, 8, 10b, 11, 13, 14, 15, 16, 17, and 18 shall remain in full force and effect following the expiration or earlier termination of this Agreement. The expiration or earlier termination of this Agreement shall not relieve COMPANY or APPLE of its respective obligations to make any payments with respect to the sale of eMasters in the periods prior to such expiration or termination (and the associated accounting) in accordance with this Agreement.

(c)	Upon the expiration or earlier termination of this Agreement, all COMPANY Content, eMasters, Clips, and Artwork in APPLE’S possession or control shall be promptly deleted or destroyed, excluding any archival copies maintained in accordance with APPLE’s standard business practices or required to be maintained by applicable law, rule or regulation.

15.	Indemnification and Limitation of Liability.

(a)

APPLE will indemnify and hold harmless, and upon COMPANY’S request, defend, COMPANY and its affiliates (and their respective directors, officers and employees) from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and costs) arising out of a claim by a third party by reason of: (i) any use by APPLE of the COMPANY Content or Artwork in breach of this Agreement; (ii) a breach of any warranty, representation, covenant or obligation of APPLE under this Agreement; or (iii) any claim that the technology used by APPLE in the Fulfillment Activities infringes the intellectual property rights of another party. APPLE will reimburse COMPANY and its affiliates on demand for any payments actually made in resolution of any liability or claim that is subject to indemnification under this

Section 15, provided that COMPANY obtains APPLE’s written consent prior to making such payments, such consent not to be unreasonably withheld, delayed or conditioned. COMPANY shall promptly notify APPLE of any such claim, and APPLE may assume control of the defense of such claim. COMPANY shall have the right, at its expense, to participate in the defense thereof under APPLE’s direction.

(b)	COMPANY will indemnify and hold harmless, and upon APPLE’S request, defend, APPLE and its affiliates (and their respective directors, officers and employees) from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys’ fees and costs) arising out of a claim by a third party by reason of: (i) a breach of any warranty, representation, covenant or obligation of COMPANY under this Agreement; or (ii) any claim that a sound recording or COMPANY Content, Artwork, metadata or any other materials provided or authorized by or on behalf of COMPANY hereunder or APPLE’s use thereof violates or infringes the rights of another party. COMPANY will reimburse APPLE and its affiliates on demand for any actual payments made in resolution of any liability or claim that is subject to indemnification under this Section 15, provided that APPLE obtains COMPANY’s written consent prior to making such payments, such consent not to be unreasonably withheld, delayed or conditioned. APPLE shall promptly notify COMPANY of any such claim, and COMPANY may assume control of the defense of such claim. APPLE shall have the right, at its expense, to participate in the defense thereof under COMPANY’s direction.

(c)	EXCEPT PURSUANT TO AN EXPRESS INDEMNITY OBLIGATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING LOSS OF PROFITS OR PUNITIVE DAMAGES, EVEN IF ADVISED OF THEIR POSSIBILITY.

(d)	NO WARRANTY OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, DURABILITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ONLINE STORE, THE SECURITY SOLUTION, OR ANY ELEMENTS OF THE FOREGOING IS GIVEN TO, OR SHOULD BE ASSUMED BY, COMPANY, AND ANY SUCH WARRANTIES AND TERMS ARE HEREBY EXCLUDED.

16.	Confidentiality.

Each party acknowledges that by reason of this Agreement it may have access to certain information and materials concerning the other party’s business plans, customers, technology and products that are confidential and of substantial value to such party, which value would be impaired if such information were disclosed to third parties or used for purposes other than as expressly permitted by this Agreement (referred to in this Agreement as “Confidential Information”). Each party agrees to maintain any and all Confidential Information received from the other, in confidence, and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party. Each party agrees that Confidential Information shall be disclosed to its employees and other personnel under its control and supervision for purposes of performing under this Agreement solely on a need-to-know basis in furtherance of this Agreement, and solely to those individuals who are bound by a written non-disclosure agreement having terms no less restrictive than the non-disclosure terms of this Section 16, unless required by law, or court or governmental order. Confidential Information shall be deemed to include (i) information marked confidential, if conveyed in writing, and (ii) information identified orally as confidential, if conveyed orally. Confidential Information shall not be deemed to include any information which (a) is publicly known at the time of the disclosure, (b) becomes publicly known other than by breach of the terms of this Section 16, (c) becomes known to the disclosing party, without restriction, from a source free of any obligation of confidentiality and without breach of this Section 16, or (d) is independently developed by the disclosing party.

17.	Additional Representations and Warranties of the Parties.

(a)	Each party represents and warrants that it has full authority to enter into this Agreement, and to fully perform its obligations hereunder.

(b)	Each party represents and warrants that it owns or controls the necessary rights in order to make the grant of rights, licenses and permissions herein, and that the exercise of such rights, licenses and permissions by the other party hereto shall not violate or infringe the rights of any third party.

(c)	Each party represents and warrants that it shall not act in any manner which conflicts or interferes with any existing commitment or obligation of such party, and that no agreement previously entered into by such party will interfere with such party’s performance of its obligations under this Agreement.

(d)	Each party represents and warrants that it shall perform in compliance with any applicable laws, rules and regulations of any governmental authority.

18.	General Provisions.

(a)	No Agency or Joint Venture. The parties agree and acknowledge that the relationship between the parties is that of independent contractors acting as seller and purchaser. This Agreement shall not be deemed to create a partnership or joint venture, and neither party is the other’s agent, partner, employee, or representative.

(b)	Contractors. APPLE may contract with third parties to provide Fulfillment Activities on behalf of APPLE, provided such third parties are subject to terms no less restrictive than the terms APPLE is subject to under this Agreement. APPLE shall be responsible for the performance of such third parties while under APPLE’S control and supervision.

(c)

Entire Agreement, Modification, Waiver. This Agreement, including any annexes, schedules and exhibits hereto, contains the entire understanding of the parties relating to the subject matter hereof, and supersedes all previous agreements or arrangements between the parties relating to the subject matter hereof. This Agreement cannot be changed or modified except by a writing signed by the parties. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect any other provision hereof, and the unenforceable provision shall be replaced by an enforceable provision that most closely meets the commercial intent of the parties.

(d)	Binding on Successors. This Agreement shall be binding on the assigns, heirs, executors, personal representatives, administrators, and successors (whether through merger, operation of law, or otherwise) of the parties.

(e)	Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes: (i) on the delivery date if delivered personally to the party to whom the same is directed or delivered; (ii) upon delivery by confirmed-receipt facsimile to the appropriate number set forth below (and, further, confirmation of receipt is made by telephone); (iii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five (5) business days after the mailing date, whether or not actually received, if sent by certified mail, return receipt requested, postage and charges prepaid, to the address of the party to whom the same is directed as set forth below (or such other address as such other party may supply by written notice duly given).

If to COMPANY:

with a courtesy copy to (which copy shall not constitute notice):

If to APPLE:

APPLE Computer, Inc.

1 Infinite Loop, MS 82-EC

Cupertino, CA 95014

with a courtesy copy (which copy shall not constitute notice), to the following:

Director, ITMS Law

(f)	Governing Law. This Agreement shall be governed and interpreted in accordance with the internal laws of the State of California applicable to agreements entered into and wholly to be performed therein, without regard to principles of conflict of laws. Each party agrees that in the event it brings a proceeding against the other party relating to this Agreement, then such proceeding will take place in the jurisdiction and venue of such other party’s principal place of business, e.g., No. District of California being APPLE’S principal place of business as of the date of this Agreement, and both parties hereby waive any objection to personal jurisdiction or venue in that forum.

(g)	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

(h)	Remedies. To the extent permitted by applicable law, the rights and remedies of the parties provided under this Agreement are cumulative and in addition to any other rights and remedies of the parties at law or equity.

(i)	Headings. The titles used in this Agreement are for convenience only and are not to be considered in construing or interpreting the Agreement.

(j)	No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their authorized successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any person or entity, other than the parties hereto and their authorized successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(k)	Force Majeure. For the purposes of this Agreement, “Force Majeure” shall mean any event which a party hereto could not foresee, such as fire, flood, acts of God or public enemy, Internet failures, earthquakes, governmental or court order, national emergency, strikes or labor disputes, the effect of which it could not reasonably prevent or predict and which renders impossible or impractical the performance of contractual obligations either totally or in part. The party invoking a Force Majeure shall notify the other party within three (3) business days of its occurrence by accurately describing all the circumstances of the situation involved and its effect upon the performance of its contractual obligations. The taking place of a Force Majeure shall have the effect of suspending the obligations of the party which has invoked the provisions of this Section to the extent such obligations are affected by the Force Majeure. Contractual dates shall be extended for a period equal to the duration of a Force Majeure. The cessation of a Force Majeure shall be communicated by notice within three (3) business days of its occurrence by the party that invoked it.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

APPLE COMPUTER, INC.	COMPANY:

Rio Bravo Entertainment, LLC
d.b.a. Psychobaby Records

By:	/s/ Eddy Cue	By:	/s/ Richard Rees
Name:	Eddy Cue	Name:	Richard Rees
Title:	VP, Apps Division	Title:	President
Date:	3/2/2004	Date:	2-10-2004

EXHIBIT A

Content Usage Rules

End users obtaining eMasters from APPLE pursuant to the terms of this Agreement may:

1.	Burn single-track eMasters an [*] to a CD as part of a playlist.

2.	Use eMasters in applications using QuickTime.

3.	Store eMasters on up to five (5) computers at the same time.

4.	Subject to Paragraph 3. above, transfer eMasters to, and/or render from, a Device so long as such Device includes the Security Solution.

5.	Use eMasters solely for end user’s personal use.

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EXHIBIT B

COMPANY Schedule of Wholesale Prices

United States and Canada

Single Tracks

Wholesale Price
US$[*] per eMaster sold by APPLE hereunder

Multi-Track Album

**	[*].

Wholesale Price
$[*] **	[*]
$[*] **	[*]
$[*] **	[*]
$[*] **	[*]

Others (short multi-track albums and multi CDs)

Wholesale Price
$[*] X (# CDs) multi-CD Sets
$Sum of # of tracks@ $[*] CD-Single

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.